FIRST AMENDMENT

TO

AMENDED AND RESTATED PROFESSIONAL SERVICES AGREEMENT

This First Amendment to Amended and Restated Professional Services Agreement (this “Amendment”) is entered into as of September 30, 2008, by and among T-Netix, Inc., a Delaware corporation, Evercom Systems, Inc., a Delaware corporation (collectively, the “Companies”), and H.I.G. Capital, LLC, a Delaware limited liability company (the “Consultant”).

WITNESSETH:

WHEREAS, the Companies and the Consultant are party to an Amended and Restated Professional Services Agreement, dated as of September 9, 2004, by and among the Companies and Consultant (the “Services Agreement”), and now desire to amend the Services Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

Section 1.1. Amendment to the Services Agreement. Section 5 of the Services Agreement is hereby amended and restated in its entirety to read as follows:

“5. Termination of Engagement. HIG's engagement will continue until the earlier of September 9, 2019 and the Parent's initial public offering, unless extended by mutual written consent or earlier terminated as provided below;

provided, however, that no such expiration or termination will affect the matters set forth in this Section or in Sections 2, 3, 6, 8 through 14 and 16.

It is expressly agreed that following the expiration or termination of this agreement, HIG will continue to be entitled to receive Transaction Fees as described above that have accrued prior to such expiration or termination but are unpaid. It is also expressly agreed that, if a Transaction is consummated within 9 months after the date of expiration or termination of this agreement or if a definitive agreement that results in a Transaction is entered into during the term of this agreement or within such period, HIG shall be entitled to its full Transaction Fees as described above.”

Section 1.2. Miscellaneous Provisions.

(a)       This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Services Agreement. The Services Agreement otherwise continues in full force and effect.

(b)       This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c)       THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE LAWS OF ANY OTHER JURISDICTION.

(d)       From and after the date hereof all references to the Services Agreement shall be deemed to be a reference to the Services Agreement as modified pursuant to the terms of this Amendment.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

T-NETIX, INC.

By: /s/ Richard Smith

Its: President

EVERCOM SYSTEMS, INC.

By: /s/ Richard Smith

Its: President

H.I.G. CAPITAL, LLC

By: /s/ Richard Siegel

Its: Authorized Signatory